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                                                                EXHIBIT 10.1


                                 BAYBANKS, INC.
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                  1978 Stock Option Plan for Key Employees of
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                         BayBanks, Inc. and Affiliates
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                     Amendment Dated as of October 27, 1994
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         The BayBanks, Inc. 1978 Stock Option Plan for Key Employees of
BayBanks, Inc. and Affiliates, as heretofore amended, is hereby amended effective as of October 27, 1994, by adding a new subsection 14(e) to read as follows:
                 (e) WITHHOLDING TAXES. The Corporation or an Affiliate, as the case may be, shall have the right to deduct from amounts payable to the Optionee, or to require the Optionee to pay, the amount of any taxes required by law to be withheld with respect to the exercise of Non-qualified Stock Options or Rights. In the Committee's discretion, the Optionee may be given the right to elect that such required withholding, as well as additional withholding with respect to such exercise, be paid in whole or in part in shares of Common Stock, including shares retained from those that otherwise would be delivered to the Optionee upon such exercise, valued at their fair market value on the date of delivery.